Exhibit 99.1

Accentia Biopharmaceuticals, Inc. Enters Into a Definitive Agreement

for a $25 Million Exchangeable Convertible Debenture Financing

Tampa, Fla. — October 2, 2006 — On September 29, 2006 Accentia Biopharmaceuticals, Inc. (NASDAQ: ABPI) entered into a definitive agreement for a 4-year term, $25 million exchangeable convertible debenture financing, with several institutional investors. Funding is expected to be completed on October 2, 2006. Rodman & Renshaw, LLC acted as the sole placement agent for the financing. The proceeds will be used to strengthen the Company’s cash position, repay certain short-term debt, support commercialization of its specialty pharmaceuticals business and develop intranasal antifungals for chronic sinusitis.

The debenture offering provides investors with an 8% coupon and 35% warrant coverage at an exercise price of $2.75 per share. The debenture is redeemable by Accentia, in whole or in part, anytime after 12 months at a 20% premium over the amount of principal redeemed, plus warrants based on the amount redeemed and share valuation at the time of each redemption. The debenture begins amortization at month 13 and continues to amortize in equal monthly installments over 36 months. During the life of the debenture investors can convert into Common Stock of registered Accentia shares at a fixed conversion price of $2.60 per share. After the first year, the holders of the debentures may also exchange the principal amount of their debentures for shares of common stock of Biovest International, Inc. held by Accentia at an exchange price of $1.00 per Biovest share, provided that the total amount of Biovest shares subject to exchange, together with the number of shares issuable under associated warrants, do not exceed 18 million. Biovest is a majority owned subsidiary of Accentia. After the first year or the occurrence of certain triggering events, investors may elect to exercise the warrants to purchase Biovest shares at an exercise price of $1.10 per share. Both the convertible and exchangeable features of the debenture provide investors with full ratchet dilution protection. Under certain conditions after 12 months the debenture can be amortized by Accentia, using at Accentia’s option, a combination of cash, Accentia common shares and/or shares of Biovest owned by Accentia based on valuation of the respective shares at the time of payment.

For further details, please see the Company’s 8-K filed October 2, 2006.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of late-stage clinical products in the therapeutic areas of respiratory disease and oncology. Two of these products are SinuNase® and BiovaxID®. The Company’s SinuNase product, in development to treat chronic sinusitis (rhinosinusitis), is a novel application and formulation of a known anti-fungal licensed from the Mayo Foundation for Medical Education and Research. BiovaxID is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID, which is being developed by Accentia’s subsidiary Biovest International, Inc., is currently in a Phase 3 clinical trial. In addition, Accentia’s growing specialty pharmaceutical business, TEAMM Pharmaceuticals, has a portfolio of currently marketed products plus a pipeline of additional products under development by third parties. For further information, please visit our web site: www.accentia.net.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about SinuNase, BiovaxID, AutovaxID and any other statements relating to products, product candidates, product development programs the FDA or clinical trial process including the commencement, process or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

SOURCE: Accentia Biopharmaceuticals, Inc.

Contacts:

Accentia Biopharmaceuticals, Inc., Tampa, FL

Sherran Brewer, 1-866-481-9020

sbrewer@accentia.net

or

The Investor Relations Group, New York

Investors:

Adam Holdsworth/Kevin Murphy

212-825-3210

aholdsworth@investorrelationsgroup.com

kmurphy@investorrelationsgroup.com

or

Public Relations:

Lynn Granito or Kevin Murphy

212-825-3210

lgranito@investorrelationsgroup.com